UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Strategy Inc

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UPLOAD OF NEW WEBSITE MATERIALS:

On April 28, 2026, Strategy Inc (the “Company”) updated a page on its website, Strategy.com/strc/vote (the “Page”). The Company made available on the Page an FAQ. Images of the Page and the text of the FAQ are set forth below, as Annexes A and B, respectively.

SOCIAL MEDIA POSTS:

Additionally, on April 28, 2026, both the Company and Michael Saylor posted on their X accounts, which are set forth below as Annex C.

Annex A

Strategy₿
Analytics
Company
Software
MSTR
STRC
STRD
STRK
STRF
BTC
DEBT
CREDIT
ASSETS
OPTIONS
CHARTS
PURCHASES
SHARES
NOTES
LEGAL
DATA
Dashboard
Dividends
Learn More
Vote
Proposing to Pay STRC Dividends Semi-Monthly
Strategy is proposing to pay semi-monthly dividends on STRC, instead of monthly. If approved and adopted, we believe this would lead to reduced reinvestment lag, enhanced liquidity, market efficiency, and increased price stability. To vote on the proposed amendment, you can either vote through your brokerage account or reach out to us if you have any questions.
Presentation
Proxy Materials
How to Vote
FAQ
Contact Us
Proposed Amendment Timeline
April 28: Definitive Proxy Filed Voting Starts
June 8: Meeting Date Voting Completes
June 30: First Record Date under New Cadence, if approved
July 15: First Payment Date under New Cadence, if approved
Strategy₿
Amendment to Make STRC Dividends Semi-Monthly
April 2026
Watch this presentation from Michael Saylor and Phong Le to learn more
How to Vote
The voting process may vary depending on your broker. To learn how to vote, please select your broker from the list below. You must have been a shareholder as of April 17th to be eligible to vote. Some brokers outside the U.S. may not support proxy voting for retail shareholders. Please contact your broker to determine if you are eligible to participate in U.S. meetings
To vote online with your control number:
If you receive electronic proxy voting materials, your control number can be found in the body of the VOTE NOW email.
If you receive a physical copy of your proxy materials, your control number can be found on your proxy card.
charles SCHWAB
Charles Schwab
Fidelity
Fidelity Investments
Morgan Stanley
Morgan Stanley
J.P.Morgan
JPMorgan Securities
Robinhood
Robinhood
InteractiveBrokers
Interactive Brokers

Annex B

STRC Amendment FAQs

Amendment:

What is being proposed?

Strategy is proposing to have two scheduled dividend payment dates per month, instead of one.

Why is Strategy making this change?

The proposed change is intended to increase price stability (trading tighter to STRC’s target $100 price), dampen cyclicality (lessen impact of a single ex-date), drive liquidity (provide more entry and exit opportunities), improve market efficiency and grow demand (becoming the only preferred equity offering semi-monthly dividends).

Will my total annual dividend change?

No. The annualized rate would not be affected by this amendment. You would simply receive dividends in two smaller payments each month instead of one larger payment.

Will this affect my tax treatment?

The change in payment frequency does not affect the Return of Capital classification of STRC distributions. Please consult your tax advisor.

When would the first record date and payment date be in the new cadence?

If approved at the annual meeting, we expect to announce the first semi-monthly dividend on June 15, 2026, with a record date of June 30, 2026 and first payment on July 15, 2026.

Do I need to do anything to receive semi-monthly payments?

Other than hold STRC on the relevant record dates (if and when declared), no. If approved, the change happens automatically.

What happens if the amendment is not approved?

STRC’s dividend cadence would continue to be monthly, as it is today.

Does this change any of my other rights as a STRC holder?

No. The only change is how frequently dividends are paid.

If I own both STRC and MSTR and want to vote in favor of the amendment, do I have to vote each set of shares separately?

Yes. If you own both MSTR and STRC, you’ll need to cast votes with both your MSTR shares and your STRC shares. Both votes need to pass for the change to go through, so your vote on each one matters.

Voting:

Who is eligible to vote?

If you held STRC and/or our common stock as of April 17, 2026, you are eligible to vote on this change.

How can I access my control number?

Your control number can be found on your proxy card, in the Notice of Internet Availability of Proxy Materials, or in the voting instruction email sent by your broker. You can also contact your broker directly.

Can I vote outside of the U.S.?

Some brokers outside the U.S. may not support proxy voting for retail shareholders. Please contact your broker to determine if you are eligible to participate in U.S. meetings.

How do I know where my shares are held?

Check who sends your account or brokerage statements. This will indicate where your shares are held.

I have already voted; can I change my vote?

Yes. You can change your vote at any time before 11:59 p.m. EDT on June 7, 2026 by contacting your broker or submitting a new proxy at www.proxyvote.com.

Annex C

“You can now vote for the proposed $STRC amendment to pay semi-monthly dividends, instead of monthly. Make your voice heard and your vote count. To learn how to vote, click here. https://strategy.com/strc/vote”

Additional Information and Where You Can Find It

Strategy Inc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”), an annual report and proxy cards with respect to the solicitation of proxies for its 2026 Annual Meeting of Shareholders. SECURITYHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE 2026 ANNUAL MEETING OF SHAREHOLDERS. You may obtain these documents free of charge on the SEC’s website at www.sec.gov.

Pursuant to SEC rules, the Company has elected to provide access to its proxy materials on the Internet instead of mailing printed copies of its proxy materials to all of its stockholders. Accordingly, the Company is sending a separate Notice of Internet Availability of Proxy Materials to its stockholders of record (i.e., holders of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and common stock as of the record date).

The record date for the annual meeting is April 17, 2026. All stockholders of record will have the ability to access the proxy materials and the Company’s annual report on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed copy of the proxy materials and annual report. Instructions on how to access the proxy materials and Annual Report on the Internet or request a printed copy may be found in the Notice of Internet Availability of Proxy Materials. To receive a printed copy of these materials, which the Company will provide to you free of charge, contact the Company’s Investor Relations Department by e-mail at ir@strategy.com or go to https://annualmeeting.strategy.com.

No proxy cards are being furnished by this communication. Stockholders may vote their shares only by completing and returning a proxy card or voting instructions to be furnished in connection with the Definitive Proxy Statement.

Participant Information

The Company and its directors and executive officers are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of our named executive officers and our non-employee directors is set forth in the section titled “Executive Officer Compensation” and “Director Compensation” in the Definitive Proxy Statement available here. Information regarding the participants’ holdings of the Company’s securities can be found in the section titled “Security Ownership of Certain Beneficial Owners and Management” in the Definitive Proxy Statement available here.

Forward-Looking Statements

Statements in this communication about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding potential future dividend rate changes and the proposed changes to the terms of the Company’s Variable Rate Series A Perpetual Stretch Preferred Stock and related potential impacts. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 19, 2026 and the risks described in other filings that the Company may make with the SEC. Any forward-looking statements contained in this communication speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.